54.6 54.6 54.6 54.5 54.5 385 44 57 48 (20) 3QFY17 4QFY17 1QFY18 2QFY18 3QFY18 Net Additions (Losses) - In Thousands End of Period Connections - In Millions The company had 48,000 net additions in the current quarter compared with 385,000 net additions in the year -ago period and 20,000 net losses in the prior quarter. Sprint ended the quarter with 54.5 million connections, including 32.6 million postpaid, 8.9 million prepaid, and 13.0 million wholesale and affiliate connections.

Customer Metrics | 5

Postpaid net additions were 309,000 during the quarter compared to net additions of 256,000 in the year-ago period and net additions of 109,000 in the prior quarter. Both the year-over-year and sequential increases were primarily driven by data device net additions, while the year-over-year change was also impacted by lower phone net additions. The current quarter included 107,000 net migrations from prepaid to non-Sprint branded postpaid, compared to 81,000 in the prior quarter.


Postpaid Net Additions
In Thousands
256
39
123
109
309
3QFY17
4QFY17
1QFY18
2QFY18
3QFY18


Postpaid Total Churn and Postpaid Phone Churn
1.80%
1.78%
1.63%
1.78%
1.85%
1.71%
1.68%
1.55%
1.73%
1.84%
3QFY17
4QFY17
1QFY18
2QFY18
3QFY18
Postpaid Phone Churn
Postpaid Total Churn

Postpaid phone churn of 1.84 percent compared to 1.71 percent in the year-ago period and 1.73 percent in the prior quarter. The year-over-increase was mostly driven by customers rolling off promotional offers, while the sequential increase was mostly due to seasonality.

Postpaid total churn of 1.85 percent for the quarter compared to 1.80 percent in the year-ago period and 1.78 percent in the prior quarter. The year-over-year and sequential increases were primarily driven by increases in phone churn, while the year-over-year increase was partially offset by lower churn within data devices.

Sprint Quarterly Investor Update – Fiscal 3Q18

Postpaid phone net losses of Postpaid Phone Net Additions (Losses) In Thousands 26,000 compared to net additions of 184,000 in the year-ago period and net losses of 34,000 in the prior quarter. The year-over-year 184 decrease was driven by lower 87 gross additions associated with 55 the introduction of less promotional service pricing, and higher churn. Sequentially, higher (34) (26) gross additions were offset by 3QFY17 4QFY17 1QFY18 2QFY18 3QFY18 higher churn. The current quarter included 107,000 net migrations from prepaid to non-Sprint branded postpaid compared to 81,000 in the prior quarter. Data device net additions of Data Device Net Additions (Losses) In Thousands 335,000 in the quarter 335 compared to net additions of 72,000 in the year-ago period and 143,000 in the prior 143 quarter. Both the year-over- year and sequential increases 72 36 were driven by higher net additions associated with wearables, tablets, and (16) connected car devices. 3QFY17 4QFY17 1QFY18 2QFY18 3QFY18

Average postpaid connections Average Postpaid Connections per Account per account of 2.89 at quarter 2.89 end compared to 2.83 in the 2.87 2.88 2.85 year-ago period and 2.88 in the 2.83 prior quarter. The year-over-year growth has been driven by higher phones and data devices per account. 3QFY17 4QFY17 1QFY18 2QFY18 3QFY18 Prepaid net losses of 173,000 during the quarter compared to 63,000 net additions in the year-ago period and 14,000 net losses in the prior quarter. Both the year-over-year and sequential decreases were impacted by higher churn. In addition, the year-over-year decrease was impacted by 107,000 net migrations from prepaid to non-Sprint branded postpaid. Prepaid churn was 4.83 percent compared to 4.63 percent for the year-ago period and 4.74 percent for the prior quarter. The year-over-year and sequential increases were impacted by more aggressive competitor promotions from all industry players while the sequential increase was also impacted by seasonality. Wholesale & affiliate net losses were 88,000 in the quarter compared to net additions of 66,000 in the year-ago period and net losses of 115,000 in the prior quarter. The year-over-year decline was primarily impacted by lower connected device net additions, which generally have a lower ARPU than other wholesale & affiliate customers.

Activations

| 8

Retail activations were 6.5 million during the quarter compared to 7.3 million in the year-ago period and 6.0 million in the prior quarter. Year-over-year, the decrease was primarily driven by lower postpaid and prepaid upgrades. Sequentially, the increase was primarily driven by seasonally higher postpaid activations, partially offset by lower prepaid activations.


Retail Activations
In Millions
Postpaid
Prepaid
7.3
2.4
4.9
6.1
2.4
3.7
5.6
2.1
3.5
6.0
2.2
3.8
6.5
2.0
4.5
3QFY17
4QFY17
1QFY18
2QFY18
3QFY18


Postpaid Upgrades as a Percent of Total Postpaid Subscribers
9.2%
6.4%
5.8%
6.3%
7.7%
3QFY17
4QFY17
1QFY18
2QFY18
3QFY18

Postpaid upgrade rate was 7.7 percent during the quarter compared to 9.2 percent for the year-ago period and 6.3 percent for the prior quarter. The year-over-year decrease was impacted by overall industry trends of customers keeping devices longer, as well as fewer upgrade offer incentives. The sequential increase was impacted by seasonality.

Sprint Quarterly Investor Update – Fiscal 3Q18

Activations | 9

Postpaid phone connections on unsubsidized service plans represented 84 percent of the base at the end of the quarter, compared to 79 percent in the year-ago period and 83 percent in the prior quarter.


Postpaid Phone Connections on Unsubsidized Service Plans
79%
80%
82%
83%
84%
3QFY17
4QFY17
1QFY18
2QFY18
3QFY18


Postpaid Device Financing
Total Financed Percentage of Activations
Phone Financed Percentage of Phone Activations
89%
90%
89%
87%
88%
84%
84%
83%
81%
81%
3QFY17
4QFY17
1QFY18
2QFY18
3QFY18

Postpaid device financing represented 81 percent of postpaid activations for the quarter compared to 84 percent for the year-ago period and 81 percent in the prior quarter. At the end of the quarter, 51 percent of the postpaid connection base was active on a leasing agreement compared to 45 percent in the year-ago period and 50 percent in the prior quarter.

Postpaid phone financing represented 88 percent of phone activations for the quarter compared to 89 percent for the year-ago period and 87 percent in the prior quarter.

Sprint Quarterly Investor Update – Fiscal 3Q18

Network & Digital | 10

Network Investments Grow as Mobile 5G Launch Approaches

Sprint's quarterly network investments, or cash capital expenditures excluding leased devices, of $1.4 billion more than doubled year-over-year and increased approximately $150 million sequentially as the company made continued progress on executing its Next-Gen Network plan.

- Sprint completed thousands of tri-band upgrades and now has 2.5 GHz spectrum deployed on approximately 75 percent of its macro sites.
- Sprint added thousands of new outdoor small cells and currently has 27,000 deployed including both mini macros and strand mounts.
- Sprint has deployed hundreds of Massive MIMO radios, which increase the speed and capacity of the LTE network and, with a software upgrade, will provide mobile 5G service.

Sprint remains on track to launch its mobile 5G network in the coming months in nine of the largest cities in the country: Atlanta, Chicago, Dallas, Houston, Kansas City, Los Angeles, New York City, Phoenix and Washington, D.C. The company has also announced standards-based 5G devices from LG, HTC, and Samsung that will be available soon.


Sprint

Building a Digital Disruptor

Sprint is leading the U.S. telecommunications industry in leveraging digital capabilities by focusing on three main areas.

- Increasing digital revenue through improvement in gross adds and upgrades through digital channels.
- Providing intelligent customer experience by leveraging artificial intelligence, analytics, and automation.
- Improving digital engagement with the company's in-house digital marketing agency and enhanced app functions.

The company made strong progress on its digital transformation in the quarter.

- Postpaid gross additions in digital channels increased nearly 70 percent year-over-year.
- About one of every six postpaid upgrades occurred in a digital channel.
- Approximately 30 percent of all Sprint customer care chats are now performed by virtual agents using artificial intelligence.
- Introduced Apple Business Chat, allowing customers to chat directly with Sprint 24/7 by sending a message through the Messages app on an iPhone and iPad.

Sprint Quarterly Investor Update – Fiscal 3Q18

Revenue Recognition Changes The company adopted ASU 2014-09, “Revenue from Contracts with Three months ended December 31, 2018 Customers (Topic 606)” as of April 1, As Reported - Previous 2018 ("new revenue standard"). New Revenue Revenue Difference (in millions) Standard Standard A summary of the financial impact of the Net operating revenues income statement adjustments under Service revenue $ 5,699 $ 5,898 $ (199) the new standard, as compared to the Equipment sales 1,589 1,264 325 Equipment rentals 1,313 1,329 (16) previous revenue standard, are reflected Total net operating revenues 8,601 8,491 110 in the table for the current quarter. Net operating expenses The most significant impacts to the Cost of services 1,648 1,671 (23) financial statement results are as follows: Cost of equipment sales 1,734 1,715 19 Cost of equipment rentals 182 182 - • Consideration paid to customers or on Selling, general and administrative 2,003 2,145 (142) Depreciation - network and other 1,088 1,088 - behalf of customers is included as a Depreciation - equipment rentals 1,137 1,137 - reduction of the total transaction Amortization 145 145 - Other, net 185 185 - price of customer contracts, resulting Total net operating expenses 8,122 8,268 (146) in a contract asset that is amortized to service revenue over the term of the Operating income 479 223 256 contract or customer life. As a result, Total other expense (632) (632) - the income statement impact reflects Loss before taxes (153) (409) 256 an increase in equipment sales offset Income tax benefit 8 62 (54) Net loss (145) (347) 202 by a reduction in wireless service Less: Net loss attributable to revenue. Under the previous standard, noncontrolling interests 4 4 - this consideration paid to customers Net loss attributable to Sprint Corp. $ (141) $ (343) $ 202 or on behalf of customers was recognized as a reduction to Non-GAAP Financial Measures: equipment sales or as selling, general Adjusted EBITDA* $ 3,101 $ 2,845 $ 256 and administrative expense. • Costs to acquire a customer contract or for a contract renewal are now capitalized and amortized to selling, general and administrative expenses over the expected customer relationship period or length of the service contract, respectively. Under the previous standards, such commission costs were expensed as incurred.

Financials | 12

Net operating revenues of $8.6 billion for the quarter increased $362 million year-over-year and $168 million sequentially. Adjusting for the $110 million net positive impact this quarter and $161 million net positive impact last quarter from the new revenue standard, operating revenues would have increased $252 million year-over-year and $219 million sequentially. Both the year-over-year and sequential increases were primarily driven by higher equipment rentals and sales.


Net Operating Revenues
Dollars In Billions
New revenue standard impact
$8.2
$8.1
$8.1
Reported
$8.0
$8.4
Reported
$8.3
$8.6
Reported
$8.5
3QFY17
4QFY17
1QFY18
2QFY18
3QFY18


Wireless Service Revenue
Dollars In Billions
New revenue standard impact
$5.6
$5.6
$5.6
$5.5
Reported
$5.7
$5.5
Reported
$5.6
$5.4
Reported
3QFY17
4QFY17
1QFY18
2QFY18
3QFY18

Wireless Service Revenue [1] GREW Year-Over-Year for the second consecutive quarter

[1] excluding the impact of the new revenue standard

Wireless service revenue of $5.4 billion decreased $170 million year-over-year and $49 million sequentially. Adjusting for the $199 million impact this quarter and $173 million impact last quarter from the new revenue standard, wireless service revenue would have increased $29 million year-over-year and decreased $23 million sequentially. The year-over-year increase was mostly due to growth in the retail customer base, partially offset by lower postpaid ARPU. Sequentially, the slight decrease was driven by lower postpaid ARPU.

Wireline revenue of $316 million for the quarter declined $77 million year-over-year and $12 million sequentially. The year-over-year decline was primarily driven by lower voice volumes, as the company has discontinued standalone voice services, and fewer customers using IP-based data services.

Sprint Quarterly Investor Update – Fiscal 3Q18

Financials | 13

Postpaid Average Revenue Per User (ARPU) of $43.64 for the quarter decreased 3 percent year-over-year and 1 percent sequentially. Adjusting for the $0.96 impact this quarter and $1.00 impact last quarter from the new revenue standard, ARPU would have declined only 1% both year-over-year and sequentially. The year-over-year and sequential changes were both impacted by higher data device sales, which generally have a lower monthly recurring charge than phones.


Postpaid Average Revenue Per User (ARPU)
New revenue standard impact
$45.13
$44.40
$44.57
$44.99
$44.60
$43.55
Reported
$43.99
Reported
$43.64
Reported
3QFY17
4QFY17
1QFY18
2QFY18
3QFY18


Prepaid Average Revenue Per User (ARPU)
New revenue standard impact
$37.46
$37.15
$37.48
$37.33
$37.49
$36.27
Reported
$35.40
Reported
$34.53
Reported
3QFY17
4QFY17
1QFY18
2QFY18
3QFY18

Prepaid Average Revenue Per User (ARPU) of $34.53 for the quarter decreased 8 percent year-over-year and 2 percent sequentially. Adjusting for the $2.96 impact this quarter and $1.93 impact last quarter from the new revenue standard, ARPU would have remained flat both year-over-year and sequentially.

Sprint Quarterly Investor Update – Fiscal 3Q18

Equipment rentals, formerly referred Equipment Rentals New revenue standard impact to as lease revenue, of $1.3 billion Dollars In Billions $1.3 $1.2 $1.3 increased $266 million year-over- $1.1 $1.0 year and $60 million sequentially. $1.3 $1.3 Reported $1.2 Reported Adjusting for the $16 million impact Reported this quarter and $17 million impact last quarter from the new revenue standard, equipment rentals would have increased by $282 million year- over-year and $59 million sequentially. Both the year-over-year 3QFY17 4QFY17 1QFY18 2QFY18 3QFY18 and sequential growth were driven by the growing number of leasing customers. Equipment sales of $1.6 billion increased $327 million year-over-year and $171 million sequentially. Adjusting for the $325 million impact this quarter and $351 million impact last quarter of the new revenue standard, equipment sales would have increased $2 million year-over-year and $197 million sequentially. Year-over-year, a higher average selling price per device sold was offset by a decrease in retail sales. The sequential increase was driven by seasonally higher postpaid sales volumes.

Financials | 15

Cost of services (CoS) of $1.6 billion for the quarter decreased $85 million year-over-year and $46 million sequentially. Adjusting for the $23 million impact this quarter and $20 million impact last quarter of the new revenue standard, cost of services would have decreased $62 million year-over-year and $43 million sequentially. Year-over-year, lower wireline network costs were partially offset by incremental expenses associated with increased network investments. Sequentially, the reduction was primarily driven by seasonally lower roaming costs.


Cost of Service
Dollars In Billions
New revenue standard impact
$1.7
$1.7
$1.7
$1.7
$1.7
$1.7
Reported
$1.7
Reported
$1.6
Reported
3QFY17
4QFY17
1QFY18
2QFY18
3QFY18

Selling, general and administrative expenses (SG&A) of $2.0 billion for the quarter decreased by $105 million year-over-year and increased $142 million sequentially. Adjusting for the $142 million impact this quarter and the $93 million impact last quarter of the new revenue standard, along with merger-related costs that did not impact adjusted EBITDA*, SG&A would have decreased $30 million year-over-year and increased $180 million sequentially. The year-over-year decline was mostly due to lower marketing expenses, while the sequential increase was primarily driven by seasonally higher selling and marketing expenses.


Selling, General, and Administrative
Dollars In Billions
New revenue standard impact
$2.1
$2.0
$1.9
$2.0
$2.1
$1.9
Reported
$1.9
Reported
$2.0
Reported
3QFY17
4QFY17
1QFY18
2QFY18
3QFY18

Sprint Quarterly Investor Update – Fiscal 3Q18

Financials

| 16

Cost of equipment sales of $1.7 billion for the quarter increased $61 million year-over-year and $217 million sequentially. Adjusting for the $19 million impact this quarter and $49 million impact last quarter of the new revenue standard, cost of equipment sales would have increased $42 million year-over-year and $247 million sequentially. The year-over-year increase was driven by a higher average cost per device sold, partially offset by a decrease in retail sales. The sequential increase was driven by seasonally higher postpaid sales volumes.



Cost of Equipment Sales
Dollars In Billions
New revenue standard impact
$1.7
$1.5
$1.3
Reported
$1.2
$1.5
Reported
$1.5
$1.7
Reported
$1.7
3QFY17
4QFY17
1QFY18
2QFY18
3QFY18

Cost of equipment rentals, formerly referred to as loss on leased devices, of $182 million for the quarter increased $59 million year-over-year and $31 million sequentially, due to growth in leasing customers.



Depreciation and Amortization
Dollars In Billions
Network and Other
Equipment Rentals
Amortization
$2.2
$0.2
$1.0
$1.0
$2.3
$0.2
$1.1
$1.0
$2.3
$0.2
$1.1
$1.0
$2.4
$0.2
$1.2
$1.0
$2.4
$0.2
$1.1
$1.1
3QFY17
4QFY17
1QFY18
2QFY18
3QFY18

Depreciation and amortization expense of $2.4 billion for the quarter increased $197 million year-over-year and $9 million sequentially. The year-over-year increase was due to higher network and equipment rental depreciation. Sequentially, higher network depreciation was offset by a slight reduction in equipment rental depreciation, due to a re-evaluation of device residual values based on market rates.

Sprint Quarterly Investor Update – Fiscal 3Q18

Operating income of $479 million Operating Income New revenue standard impact Dollars In Billions for the quarter compared to $727 $0.8 million in the year-ago period and $0.8 Reported $778 million in the prior quarter. $0.7 Reported The current period included $256 $0.5 million net positive impact from Reported $0.6 $0.6 the new revenue standard, a $105 $0.2 million loss from asset dispositions, $67 million in merger-related $0.2 costs, $50 million in litigation and other contingencies, and $30 3QFY17 4QFY17 1QFY18 2QFY18 3QFY18 million in severance and exit costs. The year-ago period included $343 million in favorable settlements for patent infringement lawsuits net of legal fees, $66 million of hurricane-related impacts, a $51 million charge related to a regulatory fee matter, $32 million litigation and other contingencies expense, and $13 million in severance and exit costs. The prior period included a $225 million net positive impact from the new revenue standard, a $68 million loss from asset dispositions, $56 million in merger-related costs, $25 million in severance and exit costs, and a net benefit of $32 million from hurricane-related reimbursements. Net loss of $141 million for the quarter compared to net income of $7.2 billion in the year-ago period and net income of $196 million in the prior quarter. The current period included $202 million net positive impact from the new revenue standard compared to $178 million in the prior quarter. The prior year included a $7.1 billion non-cash benefit resulting from tax reform. Adjusting for tax reform and the tax-effected impacts of the items in the operating income section, net income would have been relatively flat year-over-year and declined approximately $200 million sequentially.

Adjusted EBITDA* was $3.1 billion for the quarter compared to $2.7 billion in the year-ago period and $3.3 billion in the prior quarter. Adjusting for the $256 million net positive impact this quarter and $225 million impact last quarter from the new revenue standard, adjusted EBITDA* would have improved $126 million year-over-year and declined $186 million sequentially. The year-over-year improvement was driven by higher equipment rentals, partially offset by higher cost of equipment rentals. Sequentially, the decrease was primarily driven by seasonally higher cost of equipment sales and selling, general and administrative expenses partially offset by higher equipment rentals and seasonally higher equipment sales. Adjusted EBITDA* Dollars In Billions New revenue standard impact $3.3 $3.3 $3.1 Reported Reported Reported $2.7 $2.8 $3.1 $3.0 $2.8 3QFY17 4QFY17 1QFY18 2QFY18 3QFY18

Financials

| 19

Net cash provided by operating activities^^ of $2.2 billion for the quarter compared to $2.7 billion in the year-ago period and $2.9 billion in the prior quarter. Year-over-year, the decrease was primarily driven by unfavorable changes in working capital as well as a cash settlement related to a patent infringement lawsuit in the year-ago period that did not recur, and partially offset by higher Adjusted EBITDA*. The sequential decrease is primarily due to unfavorable changes in working capital combined with lower adjusted EBITDA*.



Net Cash Provided by Operating Activities ^^
Dollars In Billions
$2.7
$2.7
$2.4
$2.9
$2.2
3QFY17
4QFY17
1QFY18
2QFY18
3QFY18



Adjusted Free Cash Flow *^^
Dollars In Millions
$397
($240)
$8
$525
($908)
3QFY17
4QFY17
1QFY18
2QFY18
3QFY18

Adjusted free cash flow*^^ of negative $908 million for the quarter compared to positive $397 million in the year-ago period and positive $525 million in the prior quarter. Year-over-year, the decrease was driven by increased network spending as well as lower cash flows from operations. Sequentially, the decrease was primarily driven by lower cash flows from operations and seasonally higher spending on leased devices.

Cash paid for network capital expenditures was $1.4 billion in the quarter compared to $696 million in the year-ago period and $1.3 billion in the prior quarter. The increases were driven by higher spending on Next-Gen network initiatives.

^^ The Company adopted ASU 2016-15, "Statement of Cash Flows (Topic 230): *Classification of Certain Cash Receipts and Cash Payments*" as of January 1, 2018. Certain prior period amounts have been reclassified or restated in accordance with the new standard.

Sprint Quarterly Investor Update – Fiscal 3Q18

Liquidity and Debt Dollars In Billions $ 9.1 $0.3 $1.9 $8.8 of General $0.1 Purpose Liquidity $ 3.6 $0.2 $6.8 $0.2 $0.2 $3.0 Liquidity as of Current Maturities** 12/31/18 Cash, Cash Equivalents, Short-Term Investments Revolver Receivables/Device Financing Vendor Financing Note Maturities Other ** Includes maturities due through December 2019 Total general purpose liquidity was $8.8 billion at the end of the quarter, including $6.8 billion of cash, cash equivalents and short-term investments. Additionally, the company has approximately $270 million of availability under a vendor financing agreement that can be used toward the purchase of 2.5GHz network equipment.

Adjusted Cash EBITDA* Capex $12.4 billion to $5.0 billion to $12.7 billion $5.5 billion As Reported excluding $11.7B - $12.0B excluding leased devices the impact of the new revenue standard

Results Tables | 22

Wireless Operating Statistics (Unaudited)

	Quarter To Date 12/31/18	Quarter To Date 9/30/18	Quarter To Date 12/31/17	Year To Date 12/31/18	Year To Date 12/31/17
Net additions (losses) (in thousands)					
Postpaid	309	109	256	541	385
Postpaid phone	(26)	(34)	184	27	551
Prepaid	(173)	(14)	63	(184)	193
Wholesale and affiliate	(88)	(115)	66	(272)	246
Total wireless net additions (losses)	48	(20)	385	85	824
End of period connections (in thousands)					
Postpaid [a] [c] [d]	32,605	32,296	31,942	32,605	31,942
Postpaid phone [a] [c]	26,787	26,813	26,616	26,787	26,616
Prepaid [a] [b] [c] [e] [f]	8,846	9,019	8,997	8,846	8,997
Wholesale and affiliate [b] [c] [g]	13,044	13,232	13,642	13,044	13,642
Total end of period connections	54,495	54,547	54,581	54,495	54,581
Churn					
Postpaid	1.85%	1.78%	1.80%	1.75%	1.73%
Postpaid phone	1.84%	1.73%	1.71%	1.71%	1.60%
Prepaid	4.83%	4.74%	4.63%	4.58%	4.68%
Supplemental data - connected devices					
End of period connections (in thousands)					
Retail postpaid	2,821	2,585	2,259	2,821	2,259
Wholesale and affiliate	10,563	10,838	11,272	10,563	11,272
Total	13,384	13,423	13,531	13,384	13,531
ARPU [h]					
Postpaid	$ 43.64	$ 43.99	$ 45.13	$ 43.73	$ 46.14
Postpaid phone	$ 50.01	$ 50.16	$ 51.26	$ 49.91	$ 52.50
Prepaid	$ 34.53	$ 35.40	$ 37.46	$ 35.40	$ 37.84

NON-GAAP RECONCILIATION - ABPA* AND ABPU* (Unaudited)

(Millions, except accounts, connections, ABPA*, and ABPU*)

	Quarter To Date 12/31/18	Quarter To Date 9/30/18	Quarter To Date 12/31/17	Year To Date 12/31/18	Year To Date 12/31/17
ABPA*					
Postpaid service revenue	$ 4,236	$ 4,255	$ 4,297	$ 12,679	$ 13,126
Add: Installment plan and non-operating lease billings	306	326	379	984	1,144
Add: Equipment rentals	1,313	1,253	1,047	3,778	2,912
Total for postpaid connections	$ 5,855	$ 5,834	$ 5,723	$ 17,441	$ 17,182
Average postpaid accounts (in thousands)	11,196	11,207	11,193	11,193	11,261
Postpaid ABPA* [i]	$ 174.32	$ 173.53	$ 170.39	$ 173.14	$ 169.53

	Quarter To Date 12/31/18	Quarter To Date 9/30/18	Quarter To Date 12/31/17	Year To Date 12/31/18	Year To Date 12/31/17
Postpaid phone ABPU*					
Postpaid phone service revenue	$ 4,014	$ 4,038	$ 4,069	$ 12,029	$ 12,415
Add: Installment plan and non-operating lease billings	253	279	335	839	1,025
Add: Equipment rentals	1,307	1,247	1,037	3,758	2,877
Total for postpaid phone connections	$ 5,574	$ 5,564	$ 5,441	$ 16,626	$ 16,317
Postpaid average phone connections (in thousands)	26,751	26,838	26,461	26,778	26,275
Postpaid phone ABPU* [j]	$ 69.45	$ 69.10	$ 68.54	$ 68.98	$ 69.00

[a] During the three-month period ended June 30, 2018, we ceased selling devices in our installment billing program under one of our brands and as a result, 45,000 subscribers were migrated back to prepaid.

[b] Sprint is no longer reporting Lifeline subscribers due to regulatory changes resulting in tighter program restrictions. We have excluded them from our customer base for all periods presented, including our Assurance Wireless prepaid brand and subscribers through our wholesale Lifeline MVNOs.

[c] As a result of our affiliate agreement with Shentel, certain subscribers have been transferred from postpaid and prepaid to affiliates. During the three-month period ended June 30, 2018, 10,000 and 4,000 subscribers were transferred from postpaid and prepaid, respectively, to affiliates. During the three-month period ended June 30, 2017, 17,000 and 4,000 subscribers were transferred from postpaid and prepaid, respectively, to affiliates.

[d] During the three-month period ended June 30, 2017, 2,000 Wi-Fi connections were adjusted from the postpaid subscriber base.

[e] During the three-month period ended September 30, 2017, the Prepaid Data Share platform It's On was decommissioned as the Company continues to focus on higher value contribution offerings resulting in a 49,000 reduction to prepaid end of period subscribers.

[f] During the three-month period ended December 31, 2017, prepaid end of period subscribers increased by 169,000 in conjunction with the PRWireless HoldCo, LLC joint venture.

[g] On April 1, 2018, approximately 115,000 wholesale subscribers were removed from the subscriber base with no impact to revenue. During the three-month period ended December 31, 2018, an additional 100,000 wholesale subscribers were removed from the subscriber base with no impact to revenue.

[h] ARPU is calculated by dividing service revenue by the sum of the monthly average number of connections in the applicable service category. Changes in average monthly service revenue reflect connections for either the postpaid or prepaid service category who change rate plans, the level of voice and data usage, the amount of service credits which are offered to connections, plus the net effect of average monthly revenue generated by new connections and deactivating connections. Postpaid phone ARPU represents revenues related to our postpaid phone connections.

[i] Postpaid ABPA* is calculated by dividing postpaid service revenue earned from postpaid customers plus billings from installment plans and non-operating leases, as well as equipment rentals, by the sum of the monthly average number of postpaid accounts during the period. Installment plan billings represent the substantial majority of the total billings in the table above for all periods presented.

[j] Postpaid phone ABPU* is calculated by dividing service revenue earned from postpaid phone customers plus billings from installment plans and non-operating leases, as well as equipment rentals, by the sum of the monthly average number of postpaid phone connections during the period. Installment plan billings represent the substantial majority of the total billings in the table above for all periods presented.

Sprint Quarterly Investor Update – Fiscal 3Q18

Wireless Device Financing Summary (Unaudited) (Millions, except sales, connections, and leased devices in property, plant and equipment) Quarter To Date Year To Date 12/31/18 9/30/18 12/31/17 12/31/18 12/31/17 Postpaid activations (in thousands) 4,462 3,772 4,874 11,707 12,459 Postpaid activations financed 81% 81% 84% 82% 85% Postpaid activations - operating leases 63% 59% 72% 64% 66% Installment plans Installment sales financed $ 357 $ 255 $ 276 $ 825 $ 1,097 Installment billings $ 251 $ 292 $ 353 $ 868 $ 1,094 Installment receivables, net $ 894 $ 838 $ 1,383 $ 894 $ 1,383 Equipment rentals and depreciation - equipment rentals Equipment rentals $ 1,313 $ 1,253 $ 1,047 $ 3,778 $ 2,912 Depreciation - equipment rentals $ 1,137 $ 1,181 $ 990 $ 3,454 $ 2,732 Leased device additions Cash paid for capital expenditures - leased devices $ 2,215 $ 1,707 $ 2,468 $ 5,739 $ 5,533 Leased devices Leased devices in property, plant and equipment, net $ 6,683 $ 6,184 $ 5,683 $ 6,683 $ 5,683 Leased device units Leased devices in property, plant and equipment (units in thousands) 15,897 15,392 14,002 15,897 14,002 Leased device and receivables financings net proceeds Proceeds $ 2,200 $ 1,527 $ 1,125 $ 5,083 $ 2,679 Repayments (1,900) (1,200) (598) (4,170) (2,019) Net proceeds of financings related to devices and receivables $ 300 $ 327 $ 527 $ 913 $ 660 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79 80 81

Results Tables | 24

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Millions, except per share data)

	Quarter To Date			Year To Date	
	12/31/18	9/30/18	12/31/17	12/31/18	12/31/17
Net operating revenues					
Service revenue	$ 5,699	$ 5,762	$ 5,930	$ 17,201	$ 17,968
Equipment sales	1,589	1,418	1,262	4,180	3,443
Equipment rentals	1,313	1,253	1,047	3,778	2,912
Total net operating revenues	8,601	8,433	8,239	25,159	24,323
Net operating expenses					
Cost of services (exclusive of depreciation and amortization below)	1,648	1,694	1,733	5,019	5,140
Cost of equipment sales	1,734	1,517	1,673	4,521	4,622
Cost of equipment rentals (exclusive of depreciation below)	182	151	123	457	347
Selling, general and administrative	2,003	1,861	2,108	5,731	6,059
Depreciation - network and other	1,088	1,021	987	3,132	2,961
Depreciation - equipment rentals	1,137	1,181	990	3,454	2,732
Amortization	145	159	196	475	628
Other, net	185	71	(298)	298	(657)
Total net operating expenses	8,122	7,655	7,512	23,087	21,832
Operating income	479	778	727	2,072	2,491
Interest expense	(664)	(633)	(581)	(1,934)	(1,789)
Other income (expense), net	32	79	(42)	153	(50)
(Loss) income before income taxes	(153)	224	104	291	652
Income tax benefit (expense)	8	(17)	7,052	(56)	6,662
Net (loss) income	(145)	207	7,156	235	7,314
Less: Net loss (income) attributable to noncontrolling interests	4	(11)	6	(4)	6
Net (loss) income attributable to Sprint Corporation	$ (141)	$ 196	$ 7,162	$ 231	$ 7,320
Basic net (loss) income per common share attributable to Sprint Corporation	$ (0.03)	$ 0.05	$ 1.79	$ 0.06	$ 1.83
Diluted net (loss) income per common share attributable to Sprint Corporation	$ (0.03)	$ 0.05	$ 1.76	$ 0.06	$ 1.79
Basic weighted average common shares outstanding	4,078	4,061	4,001	4,050	3,998
Diluted weighted average common shares outstanding	4,078	4,124	4,061	4,110	4,080
Effective tax rate	5.2%	7.6%	-6,780.8%	19.2%	-1,021.8%

NON-GAAP RECONCILIATION - NET (LOSS) INCOME TO ADJUSTED EBITDA* (Unaudited)
(Millions)

	Quarter To Date			Year To Date	
	12/31/18	9/30/18	12/31/17	12/31/18	12/31/17
Net (loss) income	$ (145)	$ 207	$ 7,156	$ 235	$ 7,314
Income tax (benefit) expense	(8)	17	(7,052)	56	(6,662)
(Loss) income before income taxes	(153)	224	104	291	652
Other (income) expense, net	(32)	(79)	42	(153)	50
Interest expense	664	633	581	1,934	1,789
Operating income	479	778	727	2,072	2,491
Depreciation - network and other	1,088	1,021	987	3,132	2,961
Depreciation - equipment rentals	1,137	1,181	990	3,454	2,732
Amortization	145	159	196	475	628
EBITDA* (1)	2,849	3,139	2,900	9,133	8,812
Loss (gain) from asset dispositions, exchanges, and other, net (2)	105	68	-	173	(304)
Severance and exit costs (3)	30	25	13	63	13
Contract terminations costs (benefits) (4)	-	-	-	34	(5)
Merger costs (5)	67	56	-	216	-
Litigation expenses and other contingencies (6)	50	-	(260)	50	(315)
Hurricanes (7)	-	(32)	66	(32)	100
Adjusted EBITDA* (1)	$ 3,101	$ 3,256	$ 2,719	$ 9,637	$ 8,301
Adjusted EBITDA margin*	54.4%	56.5%	45.9%	56.0%	46.2%
Selected items:					
Cash paid for capital expenditures - network and other	$ 1,416	$ 1,266	$ 696	$ 3,814	$ 2,539
Cash paid for capital expenditures - leased devices	$ 2,215	$ 1,707	$ 2,468	$ 5,739	$ 5,533

Sprint Quarterly Investor Update – Fiscal 3Q18

WIRELESS STATEMENTS OF OPERATIONS (Unaudited) (Millions) Quarter To Date Year To Date 12/31/18 9/30/18 12/31/17 12/31/18 12/31/17 Net operating revenues Service revenue Postpaid $ 4,236 $ 4,255 $ 4,297 $ 12,679 $ 13,126 Prepaid 924 954 993 2,860 2,982 Wholesale, affiliate and other 289 289 329 868 884 Total service revenue 5,449 5,498 5,619 16,407 16,992 Equipment sales 1,589 1,418 1,262 4,180 3,443 Equipment rentals 1,313 1,253 1,047 3,778 2,912 Total net operating revenues 8,351 8,169 7,928 24,365 23,347 Net operating expenses Cost of services (exclusive of depreciation and amortization below) 1,439 1,466 1,466 4,334 4,300 Cost of equipment sales 1,734 1,517 1,673 4,521 4,622 Cost of equipment rentals (exclusive of depreciation below) 182 151 123 457 347 Selling, general and administrative 1,885 1,749 2,024 5,338 5,835 Depreciation - network and other 1,035 968 931 2,975 2,800 Depreciation - equipment rentals 1,137 1,181 990 3,454 2,732 Amortization 145 159 196 475 628 Other, net 185 58 16 280 (293) Total net operating expenses 7,742 7,249 7,419 21,834 20,971 Operating income $ 609 $ 920 $ 509 $ 2,531 $ 2,376 WIRELESS NON-GAAP RECONCILIATION (Unaudited) (Millions) Quarter To Date Year To Date 12/31/18 9/30/18 12/31/17 12/31/18 12/31/17 Operating income $ 609 $ 920 $ 509 $ 2,531 $ 2,376 Loss (gain) from asset dispositions, exchanges, and other, net (2) 105 68 - 173 (304) Severance and exit costs (3) 30 12 4 45 (1) Contract terminations costs (benefits) (4) - - - 34 (5) Litigation expenses and other contingencies (6) 50 - 63 50 63 Hurricanes (7) - (32) 66 (32) 100 Depreciation - network and other 1,035 968 931 2,975 2,800 Depreciation - equipment rentals 1,137 1,181 990 3,454 2,732 Amortization 145 159 196 475 628 Adjusted EBITDA* (1) $ 3,111 $ 3,276 $ 2,759 $ 9,705 $ 8,389 Adjusted EBITDA margin* 57.1% 59.6% 49.1% 59.2% 49.4% Selected items: Cash paid for capital expenditures - network and other $ 1,242 $ 1,101 $ 565 $ 3,362 $ 2,079 Cash paid for capital expenditures - leased devices $ 2,215 $ 1,707 $ 2,468 $ 5,739 $ 5,533 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79 80 81

WIRELINE STATEMENTS OF OPERATIONS (Unaudited) (Millions) Quarter To Date Year To Date 12/31/18 9/30/18 12/31/17 12/31/18 12/31/17 Net operating revenues $ 316 $ 328 $ 393 $ 982 $ 1,235 Net operating expenses Cost of services (exclusive of depreciation and amortization below) 280 295 352 886 1,111 Selling, general and administrative 52 53 71 174 194 Depreciation and amortization 51 51 55 151 155 Other, net - 13 (314) 18 (309) Total net operating expenses 383 412 164 1,229 1,151 Operating (loss) income $ (67) $ (84) $ 229 $ (247) $ 84 WIRELINE NON-GAAP RECONCILIATION (Unaudited) (Millions) Quarter To Date Year To Date 12/31/18 9/30/18 12/31/17 12/31/18 12/31/17 Operating (loss) income $ (67) $ (84) $ 229 $ (247) $ 84 Severance and exit costs (3) - 13 9 18 14 Litigation expenses and other contingencies (6) - - (323) - (323) Depreciation and amortization 51 51 55 151 155 Adjusted EBITDA* $ (16) $ (20) $ (30) $ (78) $ (70) Adjusted EBITDA margin* -5.1% -6.1% -7.6% -7.9% -5.7% Selected items: Cash paid for capital expenditures - network and other $ 64 $ 55 $ 30 $ 170 $ 132 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79 80 81

CONDENSED CONSOLIDATED CASH FLOW INFORMATION (Unaudited) (Millions) Year To Date 12/31/18 12/31/17 Operating activities Net income $ 235 $ 7,314 Depreciation and amortization 7,061 6,321 Provision for losses on accounts receivable 278 312 Share-based and long-term incentive compensation expense 101 137 Deferred income tax expense (benefit) 25 (6,707) Gains from asset dispositions and exchanges - (479) Loss on early extinguishment of debt - 65 Amortization of long-term debt premiums, net (94) (125) Loss on disposal of property, plant and equipment 642 533 Deferred purchase price from sale of receivables (223) (909) Other changes in assets and liabilities: Accounts and notes receivable 65 (74) Inventories and other current assets 248 570 Accounts payable and other current liabilities (530) (104) Non-current assets and liabilities, net (601) 260 Other, net 375 295 Net cash provided by operating activities 7,582 7,409 Investing activities Capital expenditures - network and other (3,814) (2,539) Capital expenditures - leased devices (5,739) (5,533) Expenditures relating to FCC licenses (145) (92) Change in short-term investments, net 1,467 5,271 Proceeds from sales of assets and FCC licenses 416 367 Proceeds from deferred purchase price from sale of receivables 223 909 Proceeds from corporate owned life insurance policies 110 2 Other, net 52 (1) Net cash used in investing activities (7,430) (1,616) Financing activities Proceeds from debt and financings 6,416 3,073 Repayments of debt, financing and capital lease obligations (6,937) (7,159) Debt financing costs (286) (19) Call premiums paid on debt redemptions - (129) Proceeds from issuance of common stock, net 281 12 Other, net - (18) Net cash used in financing activities (526) (4,240) Net (decrease) increase in cash, cash equivalents and restricted cash (374) 1,553 Cash, cash equivalents and restricted cash, beginning of period 6,659 2,942 Cash, cash equivalents and restricted cash, end of period $ 6,285 $ 4,495 RECONCILIATION TO CONSOLIDATED FREE CASH FLOW* (NON-GAAP) (Unaudited) (Millions) Quarter To Date Year To Date 12/31/18 9/30/18 12/31/17 12/31/18 12/31/17 Net cash provided by operating activities $ 2,225 $ 2,927 $ 2,683 $ 7,582 $ 7,409 Capital expenditures - network and other (1,416) (1,266) (696) (3,814) (2,539) Capital expenditures - leased devices (2,215) (1,707) (2,468) (5,739) (5,533) Expenditures relating to FCC licenses, net (75) (11) (73) (145) (92) Proceeds from sales of assets and FCC licenses 144 139 149 416 367 Proceeds from deferred purchase price from sale of receivables - 53 269 223 909 Other investing activities, net 129 63 6 189 4 Free cash flow* $ (1,208) $ 198 $ (130) $ (1,288) $ 525 Net proceeds of financings related to devices and receivables 300 327 527 913 660 Adjusted free cash flow* $ (908) $ 525 $ 397 $ (375) $ 1,185

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Millions) 12/31/18 3/31/18 ASSETS Current assets Cash and cash equivalents $ 6,191 $ 6,610 Short-term investments 632 2,354 Accounts and notes receivable, net 3,455 3,711 Device and accessory inventory 919 1,003 Prepaid expenses and other current assets 1,199 575 Total current assets 12,396 14,253 Property, plant and equipment, net 21,422 19,925 Costs to acquire a customer contract 1,497 - Goodwill 6,598 6,586 FCC licenses and other 41,448 41,309 Definite-lived intangible assets, net 1,915 2,465 Other assets 1,128 921 Total assets $ 86,404 $ 85,459 LIABILITIES AND EQUITY Current liabilities Accounts payable $ 3,637 $ 3,409 Accrued expenses and other current liabilities 3,467 3,962 Current portion of long-term debt, financing and capital lease obligations 3,596 3,429 Total current liabilities 10,700 10,800 Long-term debt, financing and capital lease obligations 36,288 37,463 Deferred tax liabilities 7,684 7,294 Other liabilities 3,403 3,483 Total liabilities 58,075 59,040 Stockholders' equity Common stock 41 40 Treasury shares, at cost (7) - Paid-in capital 28,278 27,884 Retained earnings (accumulated deficit) 291 (1,255) Accumulated other comprehensive loss (333) (313) Total stockholders' equity 28,270 26,356 Noncontrolling interests 59 63 Total equity 28,329 26,419 Total liabilities and equity $ 86,404 $ 85,459 NET DEBT* (NON-GAAP) (Unaudited) (Millions) 12/31/18 3/31/18 Total debt $ 39,884 $ 40,892 Less: Cash and cash equivalents (6,191) (6,610) Less: Short-term investments (632) (2,354) Net debt* $ 33,061 $ 31,928 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79 80 81

SCHEDULE OF DEBT (Unaudited) (Millions) 12/31/18 ISSUER MATURITY PRINCIPAL Sprint Corporation 7.25% Senior notes due 2021 09/15/2021 $ 2,250 7.875% Senior notes due 2023 09/15/2023 4,250 7.125% Senior notes due 2024 06/15/2024 2,500 7.625% Senior notes due 2025 02/15/2025 1,500 7.625% Senior notes due 2026 03/01/2026 1,500 Sprint Corporation 12,000 Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, and Sprint Spectrum Co III LLC 3.36% Senior secured notes due 2021 09/20/2021 2,406 4.738% Senior secured notes due 2025 03/20/2025 2,100 5.152% Senior secured notes due 2028 03/20/2028 1,838 Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, and Sprint Spectrum Co III LLC 6,344 Sprint Communications, Inc. Export Development Canada secured loan 12/17/2019 300 7% Guaranteed notes due 2020 03/01/2020 1,000 7% Senior notes due 2020 08/15/2020 1,500 11.5% Senior notes due 2021 11/15/2021 1,000 6% Senior notes due 2022 11/15/2022 2,280 Sprint Communications, Inc. 6,080 Sprint Capital Corporation 6.9% Senior notes due 2019 05/01/2019 1,729 6.875% Senior notes due 2028 11/15/2028 2,475 8.75% Senior notes due 2032 03/15/2032 2,000 Sprint Capital Corporation 6,204 Credit facilities PRWireless secured term loan 06/28/2020 187 Secured equipment credit facilities 2020 - 2022 515 Secured term loan 02/03/2024 3,930 Secured term loan B1 02/03/2024 1,100 Credit facilities 5,732 Accounts receivable facility 2020 3,324 Financing obligations 2021 118 Capital leases and other obligations 2019 - 2026 470 Total principal 40,272 Net premiums and debt financing costs (388) Total debt $ 39,884 79 80 81

Results Tables | 30

RECONCILIATION OF ADJUSTMENTS FROM THE ADOPTION OF TOPIC 606 RELATIVE TO TOPIC 605 ON CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Millions, except per share data)

	Three Months Ended December 31, 2018			Nine Months Ended December 31, 2018		
	As reported	Balances without adoption of Topic 606	Change	As reported	Balances without adoption of Topic 606	Change
Net operating revenues						
Service revenue	$ 5,699	$ 5,898	$ (199)	$ 17,201	$ 17,716	$ (515)
Equipment sales	1,589	1,264	325	4,180	3,223	957
Equipment rentals	1,313	1,329	(16)	3,778	3,827	(49)
Total net operating revenues	8,601	8,491	110	25,159	24,766	393
Net operating expenses						
Cost of services (exclusive of depreciation and amortization below)	1,648	1,671	(23)	5,019	5,073	(54)
Cost of equipment sales	1,734	1,715	19	4,521	4,431	90
Cost of equipment rentals (exclusive of depreciation below)	182	182	-	457	457	-
Selling, general and administrative	2,003	2,145	(142)	5,731	6,047	(316)
Depreciation - network and other	1,088	1,088	-	3,132	3,132	-
Depreciation - equipment rentals	1,137	1,137	-	3,454	3,454	-
Amortization	145	145	-	475	475	-
Other, net	185	185	-	298	298	-
Total net operating expenses	8,122	8,268	(146)	23,087	23,367	(280)
Operating income	479	223	256	2,072	1,399	673
Total other expense	(632)	(632)	-	(1,781)	(1,781)	-
(Loss) income before income taxes	(153)	(409)	256	291	(382)	673
Income tax benefit (expense)	8	62	(54)	(56)	85	(141)
Net (loss) income	(145)	(347)	202	235	(297)	532
Less: Net loss (income) attributable to noncontrolling interests	4	4	-	(4)	(4)	-
Net (loss) income attributable to Sprint Corporation	$ (141)	$ (343)	$ 202	$ 231	$ (301)	$ 532
Basic net (loss) income per common share attributable to Sprint Corporation	$ (0.03)	$ (0.08)	$ 0.05	$ 0.06	$ (0.07)	$ 0.13
Diluted net (loss) income per common share attributable to Sprint Corporation	$ (0.03)	$ (0.08)	$ 0.05	$ 0.06	$ (0.07)	$ 0.13
Basic weighted average common shares outstanding	4,078	4,078	-	4,050	4,050	-
Diluted weighted average common shares outstanding	4,078	4,078	-	4,110	4,050	60

Sprint Quarterly Investor Update – Fiscal 3Q18

RECONCILIATION OF ADJUSTMENTS FROM THE ADOPTION OF TOPIC 606 RELATIVE TO TOPIC 605 ON CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Millions) December 31, 2018 Balances without adoption As reported of Topic 606 Change ASSETS Current assets Accounts and notes receivable, net $ 3,455 $ 3,356 $ 99 Device and accessory inventory 919 941 (22) Prepaid expenses and other current assets 1,199 672 527 Costs to acquire a customer contract 1,497 - 1,497 Other assets 1,128 939 189 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Accrued expenses and other current liabilities $ 3,467 $ 3,489 $ (22) Deferred tax liabilities 7,684 7,177 507 Other liabilities 3,403 3,437 (34) Stockholders' equity Retained earnings (accumulated deficit) 291 (1,548) 1,839 29 30 31 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 47 48 49 50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79 80 81

NOTES TO THE FINANCIAL INFORMATION (Unaudited) (1) As more of our customers elect to lease a device rather than purchasing one under our subsidized program, there is a significant positive impact to EBITDA* and Adjusted EBITDA* from direct channel sales primarily due to the fact the cost of the device is not recorded as cost of equipment sales but rather is depreciated over the customer lease term. Under our device leasing program for the direct channel, devices are transferred from inventory to property and equipment and the cost of the leased device is recognized as depreciation expense over the customer lease term to an estimated residual value. The customer payments are recognized as revenue over the term of the lease. Under our subsidized program, the cash received from the customer for the device is recognized as revenue from equipment sales at the point of sale and the cost of the device is recognized as cost of equipment sales. During the three and nine month periods ended December 31, 2018, we leased devices through our Sprint direct channels totaling approximately $1,560 million and $3,817 million, respectively, which would have increased cost of equipment sales and reduced EBITDA* if they had been purchased under our subsidized program. The impact to EBITDA* and Adjusted EBITDA* resulting from the sale of devices under our installment billing program is generally neutral except for the impact in our indirect channels from the time value of money element related to the imputed interest on the installment receivable. (2) During the third and second quarters of fiscal year 2018 and the first quarter of fiscal year 2017, the company recorded losses on dispositions of assets primarily related to cell site construction and network development costs that are no longer relevant as a result of changes in the company's network plans. Additionally, during the first quarter of fiscal year 2017 the company recorded a pre-tax non-cash gain related to spectrum swaps with other carriers. (3) During the third, second and first quarters of fiscal year 2018 and the third quarter of fiscal year 2017, severance and exit costs consist of lease exit costs primarily associated with tower and cell sites, access exit costs related to payments that will continue to be made under the company's backhaul access contracts for which the company will no longer be receiving any economic benefit, and severance costs associated with reduction in its work force. (4) During the first quarter of fiscal year 2018, contract termination costs are primarily due to the purchase of certain leased spectrum assets, which upon termination of the spectrum leases resulted in the accelerated recognition of the unamortized favorable lease balances. During the first quarter of fiscal year 2017, we recorded a $5 million gain due to reversal of a liability recorded in relation to the termination of our relationship with General Wireless Operations, Inc. (Radio Shack). (5) During the third, second and first quarters of fiscal year 2018, we recorded merger costs of $67 million, $56 million and $93 million, respectively, due to the proposed Business Combination Agreement with T-Mobile. (6) During the third quarter of fiscal year 2018, litigation expenses and other contingencies consist of tax matters settled with the State of New York. During the third and first quarters of fiscal year 2017, litigation expenses and other contingencies consist of reductions associated with legal settlements or favorable developments in pending legal proceedings as well as non-recurring charges of $51 million related to a regulatory fee matter. (7) During the second quarter of fiscal year 2018 we recognized hurricane-related reimbursements of $32 million. During the third and second quarters of fiscal year 2017 we recorded estimated hurricane-related charges of $66 million and $34 million, respectively, consisting of customer service credits, incremental roaming costs, network repairs and replacements.

* FINANCIAL MEASURES Sprint provides financial measures determined in accordance with GAAP and adjusted GAAP (non-GAAP). The non-GAAP financial measures reflect industry conventions, or standard measures of liquidity, profitability or performance commonly *FINANCIAL MEASURES used by the investment community for comparability purposes. These measurements should be considered in addition to, but not as a substitute for, financial information prepared in accordance with GAAP. We have defined below each of the non-GAAP measures we use, but these measures may not be synonymous to similar measurement terms used by other companies. Sprint provides reconciliations of these non-GAAP measures in its financial reporting. Because Sprint does not predict special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, Sprint does not provide reconciliations to GAAP of its forward-looking financial measures. The measures used in this release include the following: EBITDA is operating income/(loss) before depreciation and amortization. Adjusted EBITDA is EBITDA excluding severance, exit costs, and other special items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by non-equipment net operating revenues for Wireless and Adjusted EBITDA divided by net operating revenues for Wireline. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because they are an indicator of the strength and performance of our ongoing business operations. While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent non-cash current period costs associated with the use of long-lived tangible and definite-lived intangible assets. Adjusted EBITDA and Adjusted EBITDA Margin are calculations commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the telecommunications industry. Postpaid ABPA is average billings per account and calculated by dividing postpaid service revenue earned from postpaid customers plus billings from installment plans and non-operating leases, as well as equipment rentals, by the sum of the monthly average number of postpaid accounts during the period. We believe that ABPA provides useful information to investors, analysts and our management to evaluate average postpaid customer billings per account as it approximates the expected cash collections, including billings from installment plans and non-operating leases, as well as equipment rentals, per postpaid account each month. Postpaid Phone ABPU is average billings per postpaid phone user and calculated by dividing service revenue earned from postpaid phone customers plus billings from installment plans and non-operating leases, as well as equipment rentals by the sum of the monthly average number of postpaid phone connections during the period. We believe that ABPU provides useful information to investors, analysts and our management to evaluate average postpaid phone customer billings as it approximates the expected cash collections, including billings from installment plans and non-operating leases, as well as equipment rentals, per postpaid phone user each month. Free Cash Flow is the cash provided by operating activities less the cash used in investing activities other than short-term investments and equity method investments. Adjusted Free Cash Flow is Free Cash Flow plus the proceeds from device financings and sales of receivables, net of repayments. We believe that Free Cash Flow and Adjusted Free Cash Flow provide useful information to investors, analysts and our management about the cash generated by our core operations and net proceeds obtained to fund certain leased devices, respectively, after interest and dividends, if any, and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt and purchase or sale of investments. Net Debt is consolidated debt, including current maturities, less cash and cash equivalents and short-term investments. We believe that Net Debt provides useful information to investors, analysts and credit rating agencies about the capacity of the company to reduce the debt load and improve its capital structure.

SAFE SAFE HARBOR This release includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan”, “outlook,” “providing guidance,” and similar expressions are intended to identify information that is not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to our network, cost reductions, connections growth, and liquidity; and statements expressing general views about future operating results — are forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the development and deployment of new technologies and services; efficiencies and cost savings of new technologies and services; customer and network usage; connection growth and retention; service, speed, coverage and quality; availability of devices; availability of various financings, including any leasing transactions; the timing of various events and the economic environment. Sprint believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date when made. Sprint undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our company's historical experience and our present expectations or projections. Factors that might cause such differences include, but are not limited to, those discussed in Sprint Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. About Sprint: Sprint (NYSE: S) is a communications services company that creates more and better ways to connect its customers to the things they care about most. Sprint served 54.5 million connections as of December 31, 2018 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; leading no-contract brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. Today, Sprint’s legacy of innovation and service continues with an increased investment to dramatically improve coverage, reliability, and speed across its nationwide network and commitment to launching the first 5G mobile network in the U.S. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.